                                                                    EXHIBIT 10.4


3/18/97
                           NETOBJECTS  LICENSE  AGREEMENT
                              AGREEMENT NUMBER: L97063

This NetObjects License Agreement ("Agreement") dated as of March 18, 1997 between NetObjects Corporation ("NETOBJECTS") with an address at 2055 Woodside Road Redwood City, California 94061 and International Business Machines Corporation ("IBM") with an address at Route 100 Somers, NewYork 10589. Under this Agreement, IBM licenses computer software from NETOBJECTS.

By signing below, the parties agree to the terms of this Agreement. The complete Agreement between the parties regarding this transaction consists of this Agreement and the following Exhibits:


I.    Description of  Licensed Work, EXHIBIT A.

II.   Pricing,  EXHIBIT B.

III.  Source Escrow Agreement,  EXHIBIT C.

IV.   Product Improvements, EXHIBIT D.

V.    NETOBJECTS Trademarks and Product Names, EXHIBIT E.

VII.  Maintenance and Support, EXHIBIT F.


The following are related agreements between the parties:


VII. Agreement for Exchange of Confidential Information between IBM and NETOBJECTS dated April 29, 1996. ("AECI")

This Agreement replaces all prior oral or written communications between the parties relating to the subject matter. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law.

ACCEPTED AND AGREED TO:                 ACCEPTED AND AGREED TO:
INTERNATIONAL BUSINESS                  NETOBJECTS CORPORATION
MACHINES  CORPORATION

By:   /s/ R.G. Anderegg                      By: /s/ Samir Arora
      ---------------------------               ------------------------------
Authorized Signature                         Authorized Signature

Name: R.G. Anderegg                          Name: Samir Arora
      ---------------------------                 ----------------------------
Title: Asst. General Counsel                 Title: CEO
      ---------------------------                  ---------------------------
Date: 3/18/97                           Date: 3/18/97
      ---------------------------            ---------------------------------


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1.0   DEFINITIONS

Capitalized terms in the Agreement and its exhibits and other attachments have the following meanings.

1.1 BUNDLE is a work that integrates, embeds, bundles or incorporates the Licensed Work into or with other software or hardware.

1.2   CODE is computer programming code, including both Object Code and Source
Code.

a. OBJECT CODE is Code substantially in binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly. Object Code is all Code other than Source Code.
b. SOURCE CODE is Code in a form which when printed out or displayed is readable and understandable by a programmer of ordinary skills. It includes related source code level system documentation, comments and procedural code. Source Code does not include Object Code.

1.3   DELIVERABLE is any item that NETOBJECTS provides under this Agreement.

1.4 DERIVATIVE WORK is a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owner(s) of the underlying work. Derivative Works are subject to the ownership rights and licenses of a party or of others in the underlying work.

1.5 DISTRIBUTORS are those authorized or licensed by IBM, IBM Subsidiaries or IBM Distributors to license or distribute Products.

1.6 EFFECTIVE TIME shall have the meaning set forth in the Agreement and Plan of Merger dated as of March 18, 1997, among IBM, Net Acquisition Corporation, NETOBJECTS and the Holders (as set forth therein).

1.7 ENHANCEMENTS are changes or additions, including versions and releases, other than Error Corrections, to the Licensed Work during the term of this Agreement.

1.8 ERROR CORRECTIONS are revisions that correct errors and deficiencies (collectively referred to as "Errors") in the Licensed Work created during the term of this Agreement.

1.9 EXTERNALS are (1) any pictorial, graphic, and audiovisual works (such as icons, screens, sounds, toolbars, palettes and characters) generated by execution of Code, and (2) any programming interfaces, languages or protocols implemented in Code to enable interaction with other computer programs or the end user, including application program interfaces ("API"). Externals do not include the Code that implements them.


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

1.10 LICENSED WORK is (1) any material described in Exhibit A, Description of Licensed Work, or that is delivered to IBM as the Licensed Work, including (but not limited to) Code, associated documentation, and Externals, and (2) Error Corrections and Enhancements.

1.11 MORAL RIGHTS are personal rights associated with authorship of a work under applicable law. They include the rights to approve modifications and to require authorship identification.

1.12 PRODUCT is an offering to customers or other users, whether or not branded by IBM or its Subsidiaries, that includes the Licensed Work or a Derivative Work of the Licensed Work.

1.13 SUBSIDIARY is an entity during the time that more than 50% of its voting stock is owned or controlled, directly or indirectly, by another entity. If there is no voting stock, a Subsidiary is an entity during the time that more than 50% of its decision-making power is controlled, directly or indirectly, by another entity.

1.14 TOOLS include devices, compilers, programming, documentation, media and other items used by NETOBJECTS for the development, maintenance or implementation of a Licensed Work or other Deliverable that are not commercially available.

2.0   RESPONSIBILITIES OF NETOBJECTS

2.1   NETOBJECTS will provide the following to IBM on a reasonable schedule:

a.    The Licensed Works in Object Code form, in accordance with Exhibit A; and

b. Early access to NETOBJECTS product plans and new product testing and releases; and

c.    Maintenance and support for the Licensed Work, as described in  Exhibit F.

2.2   NETOBJECTS will:

a. implement a process designed to help prevent contamination by harmful code. NETOBJECTS will provide IBM notice if NETOBJECTS suspects contamination;
b. have written agreements with NETOBJECTS' personnel and third parties to perform obligations and to grant or assign rights to IBM as required by this Agreement, including all necessary consents of individuals or entities required for the use of names, likenesses, voices, and the like in the Licensed Work and agreements not to assert any Moral Rights from any person or entity having Moral Rights in the Licensed Work. NETOBJECTS agrees not to assert any Moral Rights in the Licensed Work. NETOBJECTS further agrees to maintain records to verify authorship of the Licensed Work for four (4) years after the termination or expiration of this Agreement. On request, NETOBJECTS will deliver or otherwise make available the foregoing records and information to IBM;


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

c. not assign or transfer this Agreement or NETOBJECTS' rights under it, or delegate or subcontract NETOBJECTS' obligations, without IBM's prior written consent. Any attempt to do so is void.
d. work closely with IBM to develop a list of priorities, establish schedules for implementation, and implement the product improvements described in Exhibit D.
e. deposit Source Code of the Licensed Works and Tools (including all updates and upgrades thereto) with an escrow agent selected jointly by IBM and NETOBJECTS under the Escrow Agreement attached hereto as Exhibit C. IBM will pay the fees of the escrow agent.

3.0   MUTUAL RESPONSIBILITIES

3.1   Each party agrees to:

a. not provide any information to the media, or issue any press releases or other publicity, regarding this Agreement or the parties' relationship under it, without the other party's prior written consent; and
b. not disclose to a third party the terms of this Agreement, without the other party's prior written consent. Each party may, however, make such disclosures (i) to its accountants, lawyers or other professional advisors provided that any such advisor is under a confidentiality obligation and
      (ii) as required by law provided the party obtains any confidentiality treatment for it which is available. Also, NETOBJECTS may disclose the terms of this Agreement to its shareholders of record as of the Effective Time, subject to appropriate confidentiality obligations.

3.2 NETOBJECTS and IBM agree to participate in technical and business meetings and discussions of plans for the Licensed Work, and to implement the product improvement plan described in Exhibit D. Such meetings shall occur quarterly or more often if requested by either party and will be held at a location to be determined alternately by IBM and NETOBJECTS. Both parties shall bear their own expenses associated with participating in these meetings. At each such meeting, NETOBJECTS agrees to disclose its current road map or schedule for revisions, enhancements, or other upgrades to the Licensed Work.

4.0   GRANT OF LICENSES

4.1 NETOBJECTS hereby grants IBM a nonexclusive, worldwide, irrevocable license during the Term (as defined in Section 8.1) to use, execute, reproduce and have reproduced, and to prepare and have prepared Bundles, in Object Code form, and to display, perform, transfer, distribute, transmit and sublicense the Licensed Works and Bundles, in Object Code form, in any medium or distribution technology whatsoever, whether now known or hereafter invented. The rights and licenses granted by NETOBJECTS to IBM under this Section 4.1 include the right of IBM to authorize or sublicense its Subsidiaries, subcontractors, and Distributors to exercise any of the rights granted to IBM hereunder.


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

4.2 NETOBJECTS hereby grants IBM a nonexclusive, worldwide, irrevocable license during the Term to use, execute, reproduce and have reproduced, and to prepare and have prepared Derivative Works of the Licensed Works and Tools in Source Code form for use in connection with the purposes and subject to the Release Events set forth in Exhibit C, the Escrow Agreement. The rights and licenses granted by NETOBJECTS to IBM under this Section 4.2 include the right of IBM to authorize or sublicense its Subsidiaries and subcontractors to exercise any of the rights granted to IBM hereunder.

4.3 NETOBJECTS hereby grants IBM a nonexclusive, worldwide, perpetual, irrevocable, paid-up license during the Term to use the names and trademarks used by NETOBJECTS to identify, or otherwise in connection with, the Licensed Work, and Derivative Works, thereof, including but not limited to the names and
trademarks set forth in Exhibit E.   NETOBJECTS grants IBM the right to
authorize or sublicense its Subsidiaries, Distributors and subcontractors to exercise any of the rights granted to IBM hereunder. IBM will treat NETOBJECTS' trademarks in the same manner as IBM treats its own trademarks. However, if NETOBJECTS provides IBM with reasonable trademark guidelines, IBM will, for a Product, comply with the version of such trademark guidelines that is current at the time IBM announces the general availability of such Product.

4.4 Any goodwill attaching to IBM's trademarks, service marks, or trade names belongs to IBM, and this Agreement does not grant NETOBJECTS any right to use them. IBM may state that NETOBJECTS has provided the Licensed Work. Any goodwill attaching to NETOBJECTS' trademarks, service marks, or trade names belongs to NETOBJECTS and, subject to Section 4.3, this Agreement does not grant IBM, its Subsidiaries, or Distributors, any right to use them.

5.0   PAYMENT

5.1   IBM will pay NETOBJECTS royalties as set forth in Exhibit B hereto.

5.2   IBM has no royalty obligation for:

a. copies of the Licensed Work or its Derivative Works made by IBM, its Subsidiaries or subcontractors which are used for:
      (1) IBM's and IBM Subsidiaries' (including third parties under contract) Product development, maintenance or support activities;
      (2) Product marketing demonstrations, customer testing or trial periods (including early support, pre-release, or other similar programs), Product training or education; or
      (3)  Product backup and archival purposes;
b. a copy of the Product used by a licensed end user at home or on travel when such Product is stored on both the user's primary machine as well as another machine, provided that the end user is not authorized to actively use the Product on both machines at the same time;
c. the Licensed Work (or a functionally equivalent work) that becomes available generally from NETOBJECTS to third parties without a payment obligation;

d.    documentation provided with, contained in, or derived from the Licensed
      Work;
e.    Error Corrections or Enhancements;
f.    warranty replacement copies of the Product;
g.    Externals; or
h. use of an insignificant portion of the Licensed Work measured on the basis of functionality.

5.3 IBM, IBM Subsidiaries, and Distributors may, without incurring any royalty obligation, copy the Product and distribute it on a CD-ROM, or other media or distribution technology now known or hereafter invented in a manner where the customer, under a limited license, is allowed a limited preview, trial or demonstration use of the Product. IBM will have no royalty obligation to NETOBJECTS unless IBM, IBM Subsidiaries, or Distributors license the Product to such customer for full unrestricted, productive use.

5.4 IBM may request a lower royalty for the Licensed Work when a licensing transaction requires a substantial discount. If NETOBJECTS agrees, both parties will sign a letter specifying the licensing transaction and its lower royalty payment.

5.5 If NETOBJECTS offers another party lower rates, prices or royalties for any Licensed Work, portions thereof, or Derivative Work thereof, than are available to IBM under this Agreement, NETOBJECTS will promptly, in writing, offer the same to IBM including other associated price related terms, if any. If IBM accepts NETOBJECTS' offer, IBM will also accept the associated price related licensing terms which may include volume commitments. NETOBJECTS will maintain relevant records to evidence that IBM has been offered the most favored customer pricing terms in accordance with the preceding paragraph. These records will be made available by NETOBJECTS to an independent auditor chosen and compensated by IBM. Such independent auditor shall sign a confidentiality agreement.

5.6 For Hard Bundles and Soft Bundles, royalties are paid against revenue recorded by IBM in a royalty payment quarter. In the U.S., a royalty payment quarter ends on the last business day of the calendar quarter. Outside of the U.S., a royalty payment quarter is defined according to IBM's then current administrative practices. Upon request, IBM shall advise NETOBJECTS of all applicable royalty payment quarters, and any changes thereto. Payment will be made by the last day of the second calendar month following the royalty payment quarter. Royalties will be paid less adjustments and refunds due to IBM in accordance with this Agreement. IBM will provide a statement summarizing the royalty calculation with each payment. All payments will be made in U.S. dollars. Payments based on foreign revenue will be converted to U.S. dollars on a monthly basis at the rate of exchange published by Reuters Financial Service on approximately the same day each month.

5.7 IBM or any of its Subsidiaries will order a N.O. Package by issuing a purchase order to NETOBJECTS against which NETOBJECTS will invoice IBM. IBM will pay such invoices net thirty (30) days from the date of IBM's receipt of an acceptable invoice. NETOBJECTS will deliver the N.O. Package (as defined in Section 3.4 of Exhibit B) to IBM in accordance with the terms of the purchase order. The terms of this Agreement will govern in the case of a conflict between this Agreement and any terms of a purchase order.

5.8 Each party will be solely responsible for any taxes incurred by the party, directly or indirectly, associated with its performance of this Agreement.

5.9 The payments defined in this Section 5.0 and in Exhibit B hereto fully compensate NETOBJECTS for its performance under, and for the rights and licenses granted in, this Agreement.

5.10 IBM will maintain relevant records to support payments made to NETOBJECTS. The records will be retained and made available for two (2) years from the date of the related payment. If NETOBJECTS requests, IBM will make these records available to an independent certified public accountant chosen and compensated (other than on a contingency basis) by NETOBJECTS. NETOBJECTS' request will be in writing, will provide IBM ninety (90) days prior notice, and will not occur more than once each year. The audit will be conducted during normal business hours at IBM's office and in such a manner as not to interfere with IBM's normal business activities. The auditor will sign a confidentiality agreement and will only disclose to NETOBJECTS any amounts overpaid or underpaid for the period examined. In the event royalties are found by any audit to have been underpaid by greater than ten percent (10%), IBM shall reimburse NETOBJECTS for the reasonable charges of the auditor.


6.0   REPRESENTATIONS AND WARRANTIES

6.1   NETOBJECTS makes the following ongoing representations and warranties:

a. NETOBJECTS has full legal rights to grant the rights and licenses granted herein;
b. NETOBJECTS is not under, and will not assume, any contractual obligation that prevents NETOBJECTS from performing its obligations or conflicts with the rights and licenses granted in this Agreement;
c. there are no liens, encumbrances or claims pending or threatened against NETOBJECTS, or to NETOBJECTS' knowledge, anyone else, that relate to the rights and licenses granted in this Agreement;
d. neither the Licensed Work nor the Tools contain libelous matters nor do they directly or indirectly infringe any publicity, privacy or intellectual property rights of a third party including, to NETOBJECTS' knowledge, any patents or patent applications;
e. the Licensed Work will conform to NETOBJECTS' user documentation, and any sales and marketing materials provided by NETOBJECTS;
f. the fully commented Source Code that NETOBJECTS provides corresponds to the current release or version of the Licensed Work provided by NETOBJECTS under this Agreement;

NETOBJECTS will immediately provide IBM written notice of any change that may affect its representations and warranties.


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

6.2 Except as provided above, anything either party provides to the other related to this Agreement is "AS IS", without warranty of any kind.


7.0   INDEMNIFICATION AND LIABILITY

7.1 NETOBJECTS shall indemnify, defend and hold harmless IBM, IBM Subsidiaries, and its and their end-users ("Indemnified Parties") and pay any costs, expenses, attorneys' fees and damages finally awarded against or settlements paid by any Indemnified Party, against any claim by a third party that any Licensed Work infringes a copyright, trademark or patent or misappropriates any trade secret of a third party or otherwise violates any third party's intellectual property rights.

7.2 If any current release or unaltered version of any Product or component part of a Licensed Work becomes the subject of any infringement action, NETOBJECTS may at its option procure for IBM the right to continue promoting and selling such Licensed Work, or replace or modify the Licensed Work.

7.3 NETOBJECTS will not be liable for any claim of infringement based on (i) the use of Licensed Work in combination with any other products if such infringement would have been avoided by the use of such Licensed Work without such other products (unless such combination is consistent with the Licensed Work intended use pursuant to the accompanying documentation or has been specified by NETOBJECTS); (ii) IBM's use or distribution of such Licensed Work without an Enhancement or Error Correction provided by NETOBJECTS that, if used, would have made such Licensed Work non-infringing; or (iii) any use or distribution of a Licensed Work in a manner not permitted under the licenses granted under this Agreement or not in accordance with the documentation provided by NETOBJECTS for such Licensed Work.

7.4 NETOBJECTS shall not be obligated to indemnify IBM under this Section unless (i) IBM promptly notifies NETOBJECTS in writing of any claim to which the indemnity obligations might apply; (ii) NETOBJECTS has the sole control of the defense and/or settlement of such claim at NETOBJECTS' sole cost and expense; and (iii) IBM reasonably cooperates with NETOBJECTS in defending or settling any such claim. Subject to the foregoing conditions, IBM shall be entitled to participate in the defense of any such claim at its expense.

7.5 IBM shall indemnify, defend and hold harmless NETOBJECTS and pay any costs, expenses, attorneys' fees and damages finally awarded against or settlements authorized by IBM, against any claim by a third party that the modifications to the Source Code of the Licensed Work created by IBM in accordance with Section 4.2 hereof ("IBM Derivative") infringe a copyright, trademark or patent or misappropriate any trade secret of a third party or otherwise violate any third party's intellectual property rights.

7.6 IBM will not be liable for any claim of infringement based on (i) the use of the IBM Derivative in combination with any other products if such infringement would have been avoided


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

by the use of such IBM Derivative without such other products (unless such combination is consistent with the IBM Derivative's intended use pursuant to the accompanying documentation or has been specified by IBM); (ii) NETOBJECTS', its distributors or its or their end-users use or distribution of such IBM Derivative without an enhancement or error correction provided by IBM that, if used, would have made such IBM Derivative non-infringing; (iii) any use or distribution of an IBM Derivative in a manner not permitted under the licenses granted to the IBM Derivative or not in accordance with the documentation provided by IBM for such IBM Derivative; or (iv) any claim based upon any intellectual property provided by NETOBJECTS to IBM pursuant to this Agreement.

7.7 IBM shall not be obligated to indemnify NETOBJECTS under this Section unless (i) NETOBJECTS promptly notifies IBM in writing of any claim to which the indemnity obligations might apply; (ii) IBM has the sole control of the defense and/or settlement of such claim at IBM's sole cost and expense; and (iii) NETOBJECTS reasonably cooperates with IBM in defending or settling any such claim. Subject to the foregoing conditions, NETOBJECTS shall be entitled to participate in the defense of any such claim at its expense.

7.8 Each party is responsible for any actual loss or damage only up to the amount of charges paid or due (if any) for the Licensed Work or IBM Derivative that is the subject of a claim. Neither party shall be liable to the other for any economic consequential damages (including lost profits or savings), indirect, or incidental damages, even if advised of their possibility. This Section describes the parties' sole remedies and exclusive liabilities for any breach of this Agreement. Notwithstanding the foregoing, none of the above limitations apply to claims arising under Sections 7.1, 7.2, 7.3 7.4, 7.5, 7.6 or 7.7.

8.0   TERM AND TERMINATION

8.1 The term of this Agreement ("Term") shall begin on the Effective Time and will continue, for ten (10) years unless terminated by IBM on thirty (30) days' notice to NETOBJECTS. Notwithstanding the foregoing, IBM may not terminate the Agreement after the Effective Time until the end of the Initial Period (as defined in Section 5.0 of Exhibit B). NETOBJECTS shall have no right to terminate this Agreement during the Term. Notwithstanding the foregoing, nothing in this Agreement shall limit NETOBJECTS' rights at law or in equity to seek an injunction against IBM in the event that IBM materially breaches this Agreement.

8.2 Any provisions of this Agreement that by their nature extend beyond termination or expiration will survive in accordance with their terms. These include License, Representations and Warranties, Indemnification and Liability, and General. These terms will apply to either party's successors and assigns. Termination or expiration of this Agreement does not affect any previously granted end user licenses granted by IBM, its Subsidiaries or Distributors pursuant to this Agreement.

9.0   COORDINATORS


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

9.1 Any notice required or permitted to be made by either party to this Agreement must be in writing. Notices are effective when received by the appropriate coordinator as demonstrated by reliable written confirmation (for example, certified mail receipt).

9.2 The Contract Coordinators responsible to receive all notices, act as liaison and administer this Agreement are:


      FOR IBM:                               FOR NETOBJECTS:

      Name:         Carolyn Kelly            Name:     David Kleinberg
      Title:        Contract Administrator   Title:    Exec. V.P.
      Address:      Route 100                Address:  2055 Woodside Rd.
                    Somers, NY                         Redwood City, CA
                    10589                              94061
      Phone:        914-766-1732             Phone:    415-482-1940
      Fax:          914-766-1789             Fax:      415-482-3240

9.3 The Technical Coordinators responsible to accept all Deliverables, coordinate all exchanges of confidential information, and administer and coordinate the technical matters associated with this Agreement are:

      FOR IBM:                               FOR NETOBJECTS:

      Name:         David Rosenbaum          Name:     Bernard Desarnauts
      Title:        Senior Product Manager   Title:    Dir. of Program
                    Lotus Notes                          Management
      Address:      One Charles Park         Address:  2055 Woodside Rd
                    Cambridge, MA                      Redwood City, CA
                    02154                              94061
      Phone:        617-693-5676             Phone:
      Fax:          617-693-2426             Fax:

9.4 A party will provide written notice to the other when its coordinators change.

10.0  GENERAL

10.1 INDEPENDENT CONTRACTOR. Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other except as specifically stated in the Subsection entitled "Copyright" below. Neither party will assume or create obligations for the other. Each party is responsible for the direction and compensation of its employees.

10.2 FREEDOM OF ACTION. Each party may have similar agreements with others. Each party may design, develop, manufacture, acquire or market competitive products and services, and conduct its business in whatever way it chooses. IBM is not obligated to announce or market any products or services. IBM does not guarantee the success of its marketing efforts. IBM will independently establish prices for its products and services.

10.3 RELIANCE. Neither party relies on any promises, inducements or representations made by the other or expectations of more business dealings, except as expressly provided in this Agreement. This Agreement accurately states the parties' agreement.

10.4 COMPLIANCE WITH APPLICABLE LAWS. Each party will comply with all applicable laws and regulations at its expense including, to the extent applicable, Executive Order 11246 on Equal Employment Opportunity, as amended, the Occupational Safety and Health Act of 1970, as amended, and the Americans With Disabilities Act of 1990, as amended. This also includes all applicable government export and import laws and regulations.

10.5 CONFIDENTIAL INFORMATION. The parties agree that information exchanged under this Agreement that is considered by either party to be confidential information will be subject to the terms of the AECI referenced on the first page of this Agreement. The parties hereby agree to extend the terms of the AECI such that it is coextensive with the Term, and the term of the AECI will
expire ten (10) years from the Effective Date hereof.   In addition, NETOBJECTS
will not provide IBM with any information which may be considered confidential information of any third party unless provided under the AECI. The obligations set forth in the AECI with regard to confidential information will not limit or preclude the exercise of the licenses granted in this Agreement or the assignment or reassignment of either party's personnel.

10.6 COPYRIGHT. Any publication by IBM of the Licensed Work or a Derivative Work thereof may contain an appropriate copyright notice, as determined by IBM. IBM will not remove any copyright notice of NETOBJECTS contained within the Licensed Works.

      NETOBJECTS will enforce and maintain its copyright protection in the Licensed Work. IBM is not responsible for enforcing and maintaining such copyright protection. However, NETOBJECTS authorizes IBM to act as NETOBJECTS' agent in the copyright registration of the Licensed Work. At IBM's request, NETOBJECTS agrees to provide IBM reasonable assistance in registering any Product.

10.7 ORDER OF PRECEDENCE. If there is a conflict among the terms of this base License Agreement and its Exhibits, the terms of this base License Agreement prevail over those of the Exhibits, unless the parties expressly indicate in the Attachments that particular terms within the Exhibits prevail. Inconsistent terms in IBM's purchase orders and NETOBJECTS' invoices or acknowledgments, if any, are void.

10.8 HEADINGS. The headings of this Agreement are for reference only. They will not affect the meaning or interpretation of this Agreement.

10.9 COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which will be considered an original, but all of which together form one and the same instrument.


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

10.10 AMENDMENT AND WAIVERS. For a change to this Agreement to be valid, both parties must sign it. No approval, consent or waiver will be enforceable unless signed by the granting party. Failure to insist on strict performance or to exercise a right when entitled does not prevent a party from doing so later for that breach or a future one.

10.11 ACTIONS. Neither party will bring a legal action relating to the subject matter of this Agreement, against the other more than two (2) years after the cause of action arose, except in the case of indemnification for infringement, in which case this period runs for two (2) years after the award or settlement was made.

10.12 GOVERNING LAW. The laws of the State of N.Y. (irrespective of its choice of law principles) shall govern the enforceability and validity of this Agreement, the construction of its terms, and the interpretation of enforcement of the rights and duties of the parties hereto.

10.13 DISPUTE RESOLUTION.     In the event of any problem, claim, or dispute
arising from, out of, or based upon this Agreement, the aggrieved party shall promptly notify the other party of the existence of the problem, claim, or dispute, and such other party shall promptly undertake all reasonable efforts, including but not limited to, submitting such problem, claim or dispute for resolution to a Manager (as defined below) of each Technical Coordinator. For the purposes of this Section "Manager" shall mean someone in the management chain of the applicable Technical Coordinator who is senior to such Technical Coordinator in terms of responsibility, and who is familiar with the administration of this Agreement. The Managers shall make a reasonable effort to resolve the dispute as quickly as possible. In the event that the Managers cannot resolve such dispute within sixty (60) business days the matter may at the option of either party, be submitted for resolution to each party's executive with overall responsibility for the subject matter in dispute. If the matter is not resolved at the executive level, the parties may then pursue any remedies available to them in law or equity. Each party agrees to waive its rights to a jury trial in any litigation resulting from a dispute between the parties concerning this Agreement.

                                     EXHIBIT A
                           Description of Licensed Work

Object Code Licensed Work:
NETOBJECTS Fusion and all future updates and versions, and all replacements.


Delivery of Licensed Works:
Within fifteen (15) days after the Effective Date, NETOBJECTS will deliver to IBM two (2) golden master disks in CD ROM format containing the Licensed Work in English and all foreign language translations then commercially available, as well as all on-line documentation and end-user documentation and other related documentation and installation procedures in camera-ready copy form ("Licensed Work Materials"). For all Enhancements, NETOBJECTS will deliver the Licensed Work Materials to IBM as soon as possible, but no later than five (5) days prior to the general availability of such Enhancements.


National Language Version:
Within seventy-five (75) days after the Effective Time, NETOBJECTS will present to IBM a detailed outline of its planned development and delivery of internationalized Licensed Works and translations of the Licensed Works into languages other than U.S. English ("NLVs"), identifying, at a minimum, any differences between the U.S.English version of the Licensed Works and any NLV, the supported languages and the delivery dates of the NLVs ("NLV Plan").

Within fifteen (15) days after its receipt of the NLV Plan, IBM will either accept the NLV Plan or offer an alternate NLV Plan.


Products:
IBM shall be entitled to add any or all future NETOBJECTS products to the Agreement (which shall be licensed to IBM at reasonable mutually agreed upon royalties, and in accordance with the most favored customer pricing terms contained in Section 5.5 of the Agreement).

                                      EXHIBIT B
                           ROYALTY RATE FOR LICENSED WORKS


1.0 The amounts which shall be payable to NETOBJECTS as royalties shall be determined by application of the royalty rates for the Licensed Work as set forth in this Exhibit B ("Royalty Rates").


2.0 All pricing terms and conditions contained in this Exhibit B are subject to the most favored customer terms and conditions set forth in Section 5.5 of the Agreement. In addition, in the event that any pre-existing customers of NETOBJECTS have not converted their current pricing and discount schedules for the Licensed Works to be the same as those reflected in this Exhibit B as of June 30, 1998, NETOBJECTS will as of June 30, 1998 offer to IBM such prices to the extent that they are more favorable to IBM than the prices reflected in this Exhibit B, and upon acceptance by IBM such prices shall become effective.


3.0   Royalty Rate Tables

3.1 The "List Price" shall be NETOBJECTS' current list price for the Licensed Work at the time that the sale of the Licensed Work is made.

3.2 The Royalty Rate table in this Section 3.2 is for offerings that contain the Licensed Work and add significant function or value to the Licensed Work by integrating, embedding, bundling or incorporating the Licensed Work into or with other software or hardware, where the reasonable commercial value of such other software or hardware is at least equivalent to the reasonable commercial value of the Licensed Work it is Bundled with ("Hard Bundle"):


                 Licensed Work    Cumulative Number      Royalty Rate
                                       of Units            % Discount
                                       Per Year          off List Price
               ---------------------------------------------------------
                "NetObjects
                FUSION"               1 -   2,500            [***]%
                                  2,501 -   5,000            [***]%
                                  5,001 -  10,000            [***]%
                                 10,001 -  25,000            [***]%
                                 25,001 -  50,000            [***]%
                                 50,001 - 100,000            [***]%
                                100,001 and above            [***]%


*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

3.3 The Royalty Rate in this Section 3.3 is for offerings that contain the Licensed Work and add other function or value to the Licensed Work, where the added function or value is not sufficient to qualify as a Hard Bundle, but whose reasonable commercial value is a) at least equivalent to 40% of the reasonable commercial value of the Licensed Work it is Bundled with, or b) any other Bundle which is approved by NETOBJECTS (collectively referred to as a "Soft Bundle"):


                  Licensed Work     Cumulative Number     Royalty Rate
                                         of Units          Discount %
                                         Per Year        off List Price
               ---------------------------------------------------------
                "NetObjects
                FUSION"                   1 -   2,500        [***]%
                                      2,501 -   5,000        [***]%
                                      5,001 -  10,000        [***]%
                                     10,001 -  25,000        [***]%
                                     25,001 -  50,000        [***]%
                                     50,001 - 100,000        [***]%
                                    100,001 and above        [***]%


The following Bundles which include the Licensed Work are approved by NETOBJECTS as Soft Bundles: a) Licensed Work Bundled with "Kona" components; and b) Licensed Work Bundled with Java components.

3.4 The Royalty Rate for Licensed Works that are not Bundled with any hardware or software, and for which NetObjects provides level 3 support ("N.O. Package") is a [***]% discount off NETOBJECTS' List Price for the Licensed Work.. NETOBJECTS shall include with each N.O. Package sufficient information to inform end users of IBM's contact information for Level 1 and Level 2 support, and IBM shall provide Level 1 and Level 2 support for the N.O. Package.

3.5
A) The Royalty Rates shall apply to the units sold by IBM or any of its Subsidiaries in any calendar year during the Term, except as set forth in
Section 5.0, below. Volumes shall be aggregated between Hard Bundle, Soft Bundle and N.O. Package units sold during a calendar year for the purpose of determining the applicable Royalty Rates (i.e., in a calendar year, the first 2500 units sold by IBM and its Subsidiaries shall result in the following Royalty Rates: for each such unit which is a Hard Bundle the Royalty Rate shall be [***]% off of List Price; and each such unit which is a Soft Bundle shall be [***]% off of List Price; and each such unit which is a N.O. Package shall be [***]% off of List Price, all subject to Section 2.0, above. The next 2500 units sold by IBM or any of its Subsidiaries during that calendar year shall result in the following Royalty Rates: Hard Bundle units = [***]% off of List Price; Soft Bundle units = [***]% off of List Price; and N.O. Package units = [***]% off of List Price. Subsequent units sold in that calendar

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

year would follow the same process through the Royalty Rate tables set forth in this Exhibit B.)

B)
i. Notwithstanding Section 3.5 A), above, IBM shall have the option, for any calendar year(s) during the Term to make a Volume Commitment. The "Volume Commitment" for any calendar year during the Term shall be made in writing and provided to NETOBJECTS, and shall consist of the number of Hard Bundle, Soft Bundle and N.O. Package units that IBM and its Subsidiaries commit to sell during that calendar year, if any. Where IBM elects to make a Volume Commitment for a calendar year, each unit sold by IBM or any of its Subsidiaries during such calendar year, up to the Volume Commitment number, shall be subject to the Royalty Rate applicable to the Volume Commitment amount. Units sold during such calendar year which are in excess of the Volume Commitment shall be subject to the Royalty Rate applicable to the actual unit volumes, as described in Section
3.5 A), above (i.e., in a calendar year where IBM makes a Volume Commitment of 55,000 units of Hard Bundle and 30,000 units of Soft Bundle, each of the first 55,000 units which is a Hard Bundle shall have a Royalty Rate of [***]% off of List Price; each of the first 30,000 units which are Soft Bundle units shall have a Royalty Rate of [***]% off of List Price; and each of the units which are N.O. Package units shall have a Royalty Rate of [***]% off of List Price, all subject to Section 2.0, above). Notwithstanding the foregoing, all of the cumulative unit volumes sold by IBM and its Subsidiaries in the calendar year shall be aggregated for the purpose of determining whether IBM achieved its Volume Commitment for the calendar year (i.e., using the foregoing example, IBM's Volume commitment of 55,000 Hard Bundle units and 30,000 Soft Bundle units would be added (55,000 + 30,000 = 85,000) and the actual number of cumulative units sold would be added). The difference between the cumulative number of units sold (adding Hard Bundle units, Soft Bundle units and N.O. Package units sold) and the cumulative Volume Commitment would be calculated. A "Shortfall" would exist if the number of total number of cumulative units committed exceeds the total number of cumulative units sold.

ii. At the conclusion of any calendar year in which IBM has made a Volume Commitment, IBM shall be obligated to pay the applicable Royalty Rate for units that make up the Shortfall, if any, between the units in the Volume Commitment and the actual number of units sold by IBM and its Subsidiaries in such calendar year. Any units which are paid for but unsold as a result of a Shortfall may be sold by IBM in subsequent periods but would not be counted against unit volumes in subsequent years. Notwithstanding the foregoing, IBM shall not be obligated to pay for any Shortfall pursuant to this Agreement in the event that: a)Netobjects has as of the Effective Date or does in the future enter into any agreement pursuant to which a party receives the right to distribute, resell or sublicense any of the Licensed Works, and b) where such party receives a royalty rate more advantageous than the Royalty Rate applicable to the first unit sold by IBM hereunder without the requirement to make a firm volume commitment (where a firm volume commitment means that the party must commit to sell a certain volume of the Licensed Works and where such party must pay the applicable royalty based upon NETOBJECTS standard Royalty Rate schedules for the Licensed Work for such units which make up the committed volume, whether or not such party actually sells such committed volume of units), or c) where such party, having made a volume commitment is not required to actually pay NETOBJECTS the applicable royalty for units which make up the shortfall between their volume commitment and the actual number of units sold. Netobjects shall promptly inform IBM if either b) or c), above, occur.

3.6 The determination of whether a package which includes a Licensed Work is a Hard Bundle or a Soft Bundle shall be made by IBM, exercising reasonable judgment. If NETOBJECTS does not agree with IBM's determination, the parties shall follow the dispute resolution process outlined in Section 10.13 of this Agreement.

The following examples are provided for the purpose of illustrating the distinction between a Hard Bundle, a Soft Bundle and a N.O. Package:

a.  EXAMPLES OF HARD BUNDLE:
-An offering which contains the Licensed Work packaged with Domino. Lotus manufactures the product and provides level 1 and 2 support;
-An offering which contains the Licensed Work preloaded on a Network Station. IBM manufactures the hardware, and preloads the Licensed Work, and an IBM OEM reseller provides level 1 and 2 support;
-An offering which contains the Licensed Work packaged with the IBM Internet Connection Secure Server. IBM distributes the product through an electronic sales channel through an IBM web site, and IBM provides level 1 and 2 support.

b.  EXAMPLES OF A SOFT BUNDLE:
-An offering which contains the Licensed Work packaged with Applet Author and a browser. Lotus manufactures the product and provides level 1 and 2 support;

c. N.O. PACKAGE:
- A N.O. Package is a copy of a Licensed Work which was manufactured by NetObjects, and which is not Bundled with other hardware or software.

4.0 The Royalty Rate for new versions or upgrades will be determined by applying the same discount percentage as set forth above to the published list price for the new products or upgrades.

5.0 Notwithstanding anything in this Exhibit B to the contrary, the period commencing with the Effective Time, and ending 12/31/98 (the "Initial Period") shall be considered to be the first year of the Agreement for the purpose the Royalty Rate tables set forth in this Exhibit B, and IBM's Volume Commitment for the Initial Period shall be [***] units of Hard Bundle and [***] units of Soft Bundle.

DURING THE INITIAL PERIOD, IBM SHALL MAKE THE FOLLOWING NONREFUNDABLE PAYMENTS WHICH SHALL BE CREDITABLE AGAINST ROYALTIES AND PAYMENTS WHICH BECOME DUE PURSUANT TO THIS AGREEMENT. In the event that royalties which become due during the Initial Period are not sufficient to fully exhaust the foregoing credit, the remainder of the credit shall be applied against royalties and payments which become due in subsequent years:

*** Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406.

April 1, 1997 (or the Effective Time, whichever is later) - $1,493,257.00 July 1, 1997 - $1,493,257.00
October 1, 1997 -$1,493,257.00
January 1, 1998-$1,493,257.00
April 1, 1998 -$1,493,257.00
July 1, 1998 -$1,493,257.00
October 1, 1998 -$1,493,258.00


In the event that IBM and its Subsidiaries sell greater than 100,000 cumulative units of Hard Bundle, Soft Bundle and N.O. Package units during the Initial Period, IBM shall receive a credit of $250,000. which shall be applied in calendar year 1999 against royalties due pursuant to this Agreement, to be applied in 4 (four) equal quarterly amounts of $62,500.

                                                                    EXHIBIT C

SOURCE CODE CUSTODY AGREEMENT

BASE AGREEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This Source Code Custody Agreement ("SCCA") between NetObjects Corporation ("NetObjects"), __________________ ("Custodian") and International Business Machines Corporation ("IBM") describes the rights and obligations of the parties for the Escrowed Works that NetObjects delivers to Custodian. This SCCA supplements the NetObjects License Agreement number L97063 ("NLA").

The SCCA consists of this Base Agreement and its DESCRIPTIONS OF ESCROWED WORK ("DEWs"). Each DEW together with this SCCA forms a separate agreement. The SCCA is our complete agreement and replaces all prior oral or written communications between us regarding the Custodian's holding of the Escrowed Works in escrow.

By signing below for our companies, the parties agree to the terms of this Base Agreement. Once signed, 1) all parties agree any reproduction of the SCCA made by reliable means (for example, photocopy or facsimile) is an original unless prohibited by local law and 2) all Escrowed Works are subject to it.



Agreed To:                                   Agreed To:

NetObjects Corporation ("NetObjects")        International Business Machines
Corporation                                  Corporation ("IBM")
           -----------------------------
By:                                          By:
     -----------------------------------          -------------------------------
             AUTHORIZED SIGNATURE                     AUTHORIZED SIGNATURE
Name:                                        Name:
     -----------------------------------          -------------------------------

Date:                                        Date:
     -----------------------------------          -------------------------------
NetObjects Address:                          IBM Office Address: Carolyn Kelly
                                                                 Route 100
     -----------------------------------                         Somers, NY 10589
     -----------------------------------                         Mail Drop 1139
     -----------------------------------


                                             IBM Source Code Custody Agreement #:
                                                                                  ----------
Agreed To:

----------------------------------------     License Agreement #:     L97063
          CUSTODIAN NAME
By:                                          IBM/NetObjects Confidentiality Agrmt. dated 4/29/96
   -------------------------------------     Areement  Agrm A
           AUTHORIZED SIGNATURE
Name:
     -----------------------------------

Date:
     -----------------------------------

Custodian Address:

     -----------------------------------
     -----------------------------------
     -----------------------------------


IBM SOURCE CODE CUSTODY AGREEMENT

BASE AGREEMENT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


PART 1     DEFINITIONS

Capitalized terms in the SCCA have the following meanings. A DEW may define additional terms. However, those terms apply only to that DEW.

PART 1.1 CODE is computer programming code including both Object Code and Source Code.

      a) OBJECT CODE is the computer programming code substantially in binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly. Object Code is all Code other than Source Code.
      b) SOURCE CODE is the computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill. It includes related source code level system documentation, comments and procedural code. Source Code does not include Object Code.

PART 1.2   DELIVERABLE is any item that NetObjects provides under the NLA.

PART 1.3 DERIVATIVE WORK is a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owners of the underlying work. Derivative Works are subject to the ownership rights and licenses of a party or of others in the underlying work.

PART 1.4 ENHANCEMENTS are changes or additions including versions and releases, other than Error Corrections, to the Licensed Work during the term of the NLA.

PART 1.5 ERROR CORRECTIONS are revisions that correct errors and deficiencies (collectively referred to as "Errors") in the Licensed Work created during the term of the NLA.

PART 1.6 ESCROWED WORKS are the materials, including all updates to them, that are described in a Description for Escrowed Work ("DEW"). They include:

      a) the Source Code for the Licensed Work in machine-readable form, including all updates to it, and the Source Code level system documentation in hard and soft copy form;
      b) a list of all Source Code modules of the Licensed Work;
      c) a directory listing for each machine-readable medium;
      d) commentary required to understand and use the Source Code;
      e) a list of all Tools, both those that are commercially available, and those that are not provided by IBM and are not commercially available; and
      f) the Tools that NetObjects is required to escrow under the License Agreement.

PART 1.7 EXTERNALS are (1) any pictorial, graphic, and audiovisual works (such as icons, screens, sounds, toolbars, palettes and characters) generated by execution of Code, and (2) any programming interfaces, languages or protocols implemented in Code to enable interaction with other computer programs or the end user, including application program interfaces ("API"). Externals do not include the Code that implements them.

PART 1.8 LICENSE AGREEMENT is the NetObjects License Agreement between IBM and NetObjects Corporation number L97063, dated March 18, 1997 ("NLA").

PART 1.9 LICENSED WORK is (1) any material described in EXHIBIT A "Description of Licensed Work", or that is delivered to IBM as the Licensed Work, including (but not limited to) Code, associated documentation, and Externals, and (2) Error Corrections and Enhancements.

PART 1.10 PRODUCT is an offering to customers or other users, whether or not branded by IBM or its Subsidiaries, that includes the Licensed work or a Derivative Work of the Licensed Work.

PART 1.11 RELEASE EVENTS are the following occurrences when IBM may demand that Custodian deliver the Escrowed Works to IBM:

      a) NetObjects has voluntarily filed a petition under any insolvency or bankruptcy statute in the United States;
      b) NetObjects has voluntarily sought reorganization under any insolvency or bankruptcy statute;
      c) NetObjects has acknowledged in writing its insolvency or inability to pay its debts as they become due;
      d) A petition has been filed or a proceeding commenced against NetObjects by a third party under any bankruptcy or insolvency statute, which has resulted in an order for relief or which has not been discharged by NetObjects within one hundred eighty (180) days of such filing or commencement of proceedings, whichever comes first;
      e) NetObjects has materially failed to comply with its obligations to provide maintenance and support under the NLA; or
      f) NetObjects has materially failed to comply with its obligation to improve and enhance its FUSION product as set forth in EXHIBIT D of the NLA.

PART 1.12 TOOLS include devices, compilers, programming documentation, media or other items required for the development, maintenance or implementation of a Licensed Work or other Deliverable that are not commercially available.

PART 2     ESCROWED WORKS DEPOSITS

PART 2.1   NetObjects will:

      a) deposit with Custodian two (2) copies of Escrowed Works for each Licensed Work described in a DEW. NetObjects will identify each item in the deposit by labeling it;
      b) deliver the Escrowed Works in good condition in sealed containers;
      c) provide Custodian with a nonconfidential notice of all items contained in each container; and
      d) replace all lost or damaged Escrowed Works within three (3) days of notice from Custodian.

PART 2.2   Custodian will:

      a) accept each Escrowed Works deposit in trust for IBM and send IBM a notice confirming receipt within three (3) business days;
      b) retain both the original Escrowed Works and any updates to them. Together, these will comprise Escrowed Works;
      c) match all items on the nonconfidential notice to the labels on Escrowed Works;
      d) take all reasonable steps to protect and store Escrowed Works in appropriate containers and atmospheric conditions, segregated from other materials;
      e) promptly provide notice to IBM and NetObjects in the event of lost or damaged Escrowed Works; and
      f) store a copy of this SCCA and the nonconfidential notice of items with Escrowed Works.

PART 2.3 If IBM provides Custodian notice to return to NetObjects or to destroy certain portions of Escrowed Works, Custodian will do so and provide notice to NetObjects and IBM when complete.

PART 3     ESCROWED WORKS VERIFICATION

PART 3.1 Unless IBM and Custodian agree in writing, Custodian is not responsible for technical verification that Escrowed Works are complete, accurate and current. IBM may, at its expense, hire a party qualified to do this verification. NetObjects will reimburse IBM's expenses if the Escrowed Works do not comply with the requirements of this SCCA.

PART 3.2 Verification includes generating Object Code from Source Code for each Licensed Work. The verifier will witness the transfer of the verified Source Code to deposited media. NetObjects will supervise the verification which will be conducted at NetObjects' facilities unless otherwise agreed by IBM and NetObjects.

PART 3.3 One technical IBM employee may witness verification. To the extent possible, verification will be done in a way that does not expose the Source Code to the IBM employee. If this is not possible, the IBM employee will treat the Source Code according to Section 4.3d of this SCCA.


PART 4     RELEASE OF ESCROWED WORKS

PART 4.1 In the event that IBM seeks to obtain any release of the Escrowed Works, IBM will give NetObjects and Custodian a written notice describing the Release Event which it believes has occurred. The notice will state that IBM intends to demand release of the Escrowed Works, and will describe the Release Event in detail. If the Release Event is any one or more of the Release Events described in Sections 1.11 (a) - (d) of this SCCA, Custodian will deliver the Escrowed Works to IBM five (5) business days after receipt of the above described notice, unless NetObjects has given Custodian and IBM written notice that the Release Event does not exist or has been cured and provides substantiating documentation thereof, together with IBM's written concurrence that the Release Event did not occur or was cured. If this occurs, Custodian will not release the Escrowed Works to IBM. If the Release Event described in IBM's notice is described in Section 1.11(e), Custodian will deliver the Escrowed Works to IBM five (5) business days after receipt of the notice from IBM, unless NetObjects has provided written notice to Custodian and IBM that it contests that the Release Event has occurred. In such case, IBM and NetObjects will not use the dispute resolution process provisions of Section
10.13 of the NLA, but will attempt to resolve the matter within the next five
(5) business days. If they are unable to resolve the disagreement within that time, Custodian will release the Escrowed Works to IBM and IBM shall solely be entitled to use such works for the purpose of performing NetObjects' maintenance and support obligations. Thereafter, NetObjects will be entitled to invoke the dispute resolution provisions of Section 10.13 of the NLA, and if NetObjects prevails in such proceeding, IBM will return the Escrowed Works to Custodian when a court of competent jurisdiction finally determines that a Release Event under Section 1.11(e) has not occurred. If the Release Event described in IBM's notice is described in Section 1.11 (f), Custodian will deliver the Escrowed Materials to IBM five (5) business days after receipt of the notice from IBM unless NetObjects has provided written notice to Custodian and IBM that it contests that the Release Event has occurred. In such case, NetObjects will be entitled to invoke the dispute resolution provisions of Section 10.13 of the NLA. If the dispute is not resolved within sixty (60) days, Custodian will deliver the Escrowed Works to IBM for its use solely for the purpose of performing NetObjects' product improvement and enhancement obligations as provided in the NLA. If NetObjects prevails in such proceeding, IBM will return the Escrowed Works to Custodian when a court of competent jurisdiction finally determines that a Release Event under Section 1.11 (f) has not occurred. In no event will Custodian be required to independently verify that a Release Event has occurred.

PART 4.2 If IBM determines that it does not have a complete set of Escrowed Works, IBM may request them from NetObjects. NetObjects will provide the materials required within three (3) days of IBM's request.

PART 4.3   IBM will:

      a) use Escrowed Works solely as permitted under the NLA;
      b) own any Derivative Works of Escrowed Works that it creates, subject to NetObjects' rights in the underlying work;
      c) pay NetObjects the royalties specified in the NLA to maintain its rights to the Licensed Works; and
      d) treat Escrowed Works according to the AECI.
               In addition to the confidentiality obligations set forth in the AECI, IBM agrees that for a period of ten (10) years from the date of receipt of Licensed Work Source Code:
      i) to only make available the Licensed Work Source Code to IBM's employees, its agents, subsidiaries and subcontractors on a "need to know basis"; and
      ii) to only use Source Code in accordance with the terms of the NLA, and not to disclose it to others except as set forth herein. IBM shall protect the Source Code using at least the same degree of care as it uses to protect its own Source Code of a like nature, and in no event less than reasonable care.

PART 4.4 The occurrence of Release Events does not relieve NetObjects of its obligations under the SCCA.

PART 4.5 When NetObjects signs the DEW, NetObjects grants IBM, its subsidiaries, successors and assigns all right and title to the media containing the Escrowed Works.

PART 4.6 If Escrowed Works are released to IBM, IBM retains its rights to the Licensed Works as provided in the NLA. This includes IBM's right to use NetObjects' trademarks and product names.


PART 5     NETOBJECTS' WARRANTY

NetObjects represents and warrants that:

      a) it has all rights necessary for IBM to maintain, support and modify the Licensed Works;
      b) it has the authority to deliver the Escrowed Works to the Custodian;
      c) Escrowed Works are sufficient to allow a programmer of ordinary skill to understand, maintain and prepare Derivative Works using the Source Code version of the Licensed Work; and
      d) Escrowed Works are complete, accurate and current.

PART 6     LIABILITY AND INDEMNIFICATION

PART 6.1 Custodian will take all reasonable precautions to prevent disclosure of Escrowed Works to unauthorized third parties.

PART 6.2 Custodian is liable only for willful misconduct, gross negligence and fraud in performing its duties under this SCCA. Custodian is not liable if NetObjects or IBM fails to comply with any provision of the NLA or this SCCA. Custodian is not liable for acting on any notice that it in good faith believes to be genuine and legitimate.

PART 6.3   If a third party makes a claim against Custodian:

      a) NetObjects will indemnify Custodian for claims based on NetObjects' failure to comply with this SCCA; and

      b) IBM will indemnify Custodian for claims based on IBM's failure to comply with this SCCA.

      These indemnities do not apply where it is found that Custodian acted with willful misconduct, gross negligence or fraud.

PART 6.4 The indemnifying party will pay any settlement amount that it authorizes and all costs, damages and attorney's fees that a court finally awards if Custodian:

      a) promptly provides the indemnifying party notice of the claim; and
      b) allows the indemnifying party to control and cooperates with it in the defense of the claim and settlement negotiations.

      Custodian may participate in the proceedings at its option and expense.


PART 7     TERM AND TERMINATION

PART 7.1 This SCCA begins when all parties sign it and continues until terminated. The terms of the SCCA apply to a Licensed Work when the parties sign the associated DEW. IBM may, at its option, extend the term of any DEW for additional years as described in PAYMENT. IBM may, for its convenience, terminate this SCCA or any DEW on notice to Custodian and NetObjects. However, this SCCA will continue for any DEWs already in place until they are terminated or expire.

PART 7.2 Custodian will destroy any remaining Escrowed Works thirty (30) days after the expiration or termination of the DEW unless IBM provides notice otherwise.

PART 7.3 Any terms of this SCCA that by their nature extend beyond its termination (for example, RELEASE OF ESCROWED WORKS, LICENSE TO ESCROWED WORKS and LIABILITY AND INDEMNIFICATION) will survive. These terms will apply to the parties' respective successors and assigns.

PART 7.4 If Custodian cannot continue its responsibilities, Custodian may resign by giving IBM and Netobjects ninety (90) days' notice. IBM will select a successor custodian to assume Custodian's responsibilities.

PART 8     COORDINATORS

PART 8.1 SCCA Coordinators responsible to administer all matters associated with this SCCA and its exhibits are:

     FOR:        IBM                                   FOR:        NETOBJECTS CORPORATION
                -----------------------------                      ----------------------------
                                                                   CORPORATIONETOBJECTS
     Name:       Carolyn Kelly                         Name:       Michelle Smith
                -----------------------------                      ----------------------------
     Title/Dept: Procurement Professional              Title/Dept: Engineering Products Manager
                -----------------------------                      ----------------------------
     Address:    Rte. 100                              Address:    2055 Woodside Road
                -----------------------------                      ----------------------------
                 Somers, NY  10589                                 Redwood City, CA 94061
                -----------------------------                      ----------------------------
                 MD# 1139
                -----------------------------                      ----------------------------
     Phone:      914-766-1732                          Phone:
                -----------------------------                      ----------------------------
     Facsimile:  914-766-1789                          Facsimile:
                -----------------------------                      ----------------------------
                         FOR:
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                         Name:
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                         Title/Dept:
                                    -------------------------------
                         Address:
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

                         Phone:
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                         Facsimile:
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

PART 1.1 Each of us will assign an Escrowed Work Coordinator in the DEW. These coordinators are responsible to administer matters associated with the DEW. The SCCA Coordinator and the Escrowed Work Coordinator may be the same person. A party will provide notice to the others when coordinators change.

PART 2     PAYMENT

PART 2.1 IBM will pay Custodian within thirty (30) days after receipt of an acceptable invoice for services under active DEWs. All payments will be made in U.S. dollars. The EXHIBIT: FEE SCHEDULE identifies the specified period of Custodian's services and the firm fees for that period. Custodian may propose a revised fee schedule to the IBM SCCA Coordinator no later than ninety (90) days before the end of the specified period. The IBM SCCA Coordinator will notify Custodian if it accepts or rejects the proposed fee schedule. If rejected, the IBM and Custodian SCCA Coordinators will negotiate a new fee schedule for the next period. The IBM and Custodian SCCA Coordinators add the new fee schedule to the SCCA by initialing and dating it. If IBM and Custodian cannot agree to a new fee schedule for an active DEW, it will expire at the end of its term and IBM may select a successor custodian. Custodian will provide all assistance required to move the Escrowed Works to the successor custodian.

PART 2.2   Custodian will invoice IBM for:

      a) all services to be performed under a DEW for one (1) year; and
      b) renewal of a DEW sixty (60) days before it expires. IBM may renew the DEW for an additional year by paying the renewal fees. If Custodian does not receive the renewal fees within thirty (30) days, it will notify the IBM Escrowed Work Coordinator. If IBM does not pay the fees by the expiration date of the DEW, that DEW will expire.

      In addition to information required by the DEW, the invoice will identify this SCCA, the DEW and the services invoiced plus their associated fees. Custodian will submit all invoices as identified in the DEW.

PART 3     GENERAL

PART 3.1 Each party will comply with all applicable laws and regulations at its expense. This includes all export and import laws and regulations.

PART 3.2 Except as provided in the SCCA, none of the parties may assign or transfer the SCCA or its rights under it or delegate or subcontract its obligations without the prior written approval of the other parties. Any attempt to do so is void.

PART 3.3 If any provision of the SCCA is unenforceable at law, the rest of the provisions remain in effect. The headings in the SCCA are for reference only. They will not affect the meaning or interpretation of the SCCA.

PART 3.4 No party will bring a legal action against another party more than two (2) years after the cause of action arose. All parties will act in good faith to resolve disputes. All parties waive their rights to a jury trial in any resulting litigation. Litigation will only be commenced in the State of New York.

PART 3.5 All notices must be in writing. Except as provided in the SCCA, for a change to the SCCA to be valid, IBM and NetObjects must sign it. Other than changes to the Release Events, Custodian must also sign changes that affect its rights or obligations under the SCCA. IBM will provide Custodian with copies of all changes that Custodian is not required to sign.

      No approval, consent or waiver will be enforceable unless signed by the granting party. Failure to insist on strict performance or to exercise a right when entitled does not prevent a party from doing so later for that breach or a future one.


PART 3.6   The substantive laws of the State of New York govern the SCCA.